Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Alberto Shaio

President & CEO

ashaio@trans-lux.com

212.897.2224

TRANS-LUX APPOINTS SHAIO AS PRESIDENT AND CHIEF EXECUTIVE OFFICER, DUPEE AS VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER AND

GOMEZ AS VICE PRESIDENT AND CHIEF RELATIONSHIP OFFICER

New York, NY (August 16, 2018) – Trans-Lux Corporation (OTC: TNLX) Board Chairman George W. Schiele announced today that Alberto Shaio was appointed President and Chief Executive Officer.  Mr. Shaio became the Interim Chief Executive Officer on April 24, 2018, Chief Operating Officer of the Company on October 6, 2014 and has served as a director for the Company since October 2, 2013.  He also serves on the Board of Advisors of Scorpion Capital.  Previously, Mr. Shaio served as President and CEO of Craftsmen Industries from January 1, 2011 through September 1, 2013.  Previously he held various posts with Farrel Corporation (Ansonia CT and Rochdale England) from 1986 until December 31, 2010, including the role of President and CEO since 2003.  Mr. Shaio was a Director of the HF Mixing Group (Germany) from 2002 until 2010.  From 1970 through 1986, Mr. Shaio was General Manager, Vice President or President of various companies such as Pavco, Filmtex (Colombia SA), and the Interamerican Investment Group.  He has served on the board of directors of New Energy Corporation, Farrel Corporation, Interactive Systems, Polifilm, Filmtex, PAVCO SA, and Harburg Freudenberg Maschinenbau GmbH (Germany).

“Mr. Shaio’s extensive history across a variety of international companies and within our company puts him in an excellent position to tackle the challenges that we are currently facing,” said Mr. Schiele.  “As COO, he improved our efficiency in the manufacturing operations department and we look forward to the improvements he will continue to be implementing to make Trans-Lux a better vendor, customer, employer and business partner.”

“I am excited about the opportunity to reestablish Fair-Play as the premier digital supplier to sports venues across the country,” stated Mr. Shaio.

Mr. Schiele also announced that Todd Dupee was appointed Vice President and Chief Accounting Officer.  Mr. Dupee became Interim Chief Accounting Officer on April 26, 2018 and Vice President in 2009.  He had been Controller since 2004, except when he served as Chief Financial Officer from 2013 to 2014 and Interim Chief Financial Officer from 2012 to 2013.  He has been with the Company since 1994 when he graduated from Bentley College with a B.S. in Accountancy.

Mr. Schiele further announced that Alexandro Gomez was appointed Vice President and Chief Relationship Officer.  Mr. Gomez became Chief Revenue Officer of the Company on October 13, 2014.  Previously, Mr. Gomez worked for xclr8 Media from 2011 to 2014, Van Wagner Sports and Entertainment from 2003 to 2011, One-On-One Sports Radio Network from 2000 to 2001, Foot Locker Worldwide from 1998 to 2000 and News Corporation’s Fox Sports and CBS/Fox Video from 1992 to 1998.

As of August 9, 2018, Jean-Marc Allain is no longer serving as the Company’s President, Chief Executive Officer and Chief Accounting Officer.

For more information, email info@trans-lux.com or visit www.trans-lux.com.

About Trans-Lux

Trans-Lux Corporation is a leading manufacturer and innovator of LED small and large pitch LED digital video displays and Data Walls, serving primarily the financial, entertainment, retail, gaming, education, government, and commercial markets. Trans-Lux’s Fair-Play Scoreboards business unit provides scoreboards and scoring systems within the sports industry, providing comprehensive video display solutions for any size venue’s indoor and outdoor display needs. For more information please visit www.Trans-Lux.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Trans-Lux Corporation, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.